Exhibit 99.1

NEWS RELEASE May 14, 2015

	Contacts:	Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES

SALE OF AUSTRALIAN SUBSIDIARY

May 14, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has signed a definitive agreement to sell its Australian subsidiary (“CCAL”) to a consortium of investors led by Macquarie Infrastructure and Real Assets for an aggregate purchase price of approximately A$2.0 billion in cash (“Transaction”), or approximately US$1.6 billion assuming an exchange rate of 0.80 US dollars to 1.0 Australian dollar. CCAL is 77.6% owned by Crown Castle. Upon consummation of the Transaction, Crown Castle expects to receive net proceeds of approximately US$1.3 billion after accounting for its ownership interest, repayment of intercompany debt owed to it by CCAL and estimated transaction fees and expenses. The Transaction is expected to close during the second quarter of 2015. Crown Castle expects to use the net proceeds from the Transaction to finance its previously announced acquisition of Sunesys and for general corporate purposes, including the repayment of certain of its indebtedness.

“The sale of CCAL allows us to redeploy capital towards our growing small cell networks, which we expect will be accretive to our long-term AFFO and dividend per share growth rates,” stated Ben Moreland, Crown Castle’s President and Chief Executive Officer. “We believe we are in the early stages of small cells deployment and are excited by the opportunities that we see ahead of us. While CCAL has been a great contributor to our business, our decision to divest this business is opportunistic and allows us to re-allocate capital to growth enhancing initiatives in the US market, which we believe is the most attractive wireless market in the world for wireless investment. I would like to thank our friends and colleagues at CCAL who, since CCAL’s establishment in 2000, have built CCAL into the leading tower operator in Australia.”

The Foundation for a Wireless World.

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CCAL was expected to contribute approximately US$97 million to US$102 million to Crown Castle’s previously provided full year 2015 Outlook for Adjusted EBITDA of $2.145 billion to $2.160 billion. Further, CCAL was expected to contribute approximately US$58 million to US$63 million to Crown Castle’s previously provided full year 2015 Outlook for Adjusted Funds from Operations of $1.450 billion to $1.465 billion, respectively. Crown Castle’s full year 2015 Outlook was previously provided on April 22, 2015 and assumed an exchange rate of 0.76 US dollars to 1.0 Australian dollar for the second, third and fourth quarter of 2015.

ABOUT CCAL

Since its establishment in 2000, CCAL has grown to become the largest independent tower operator in Australia with a nationwide portfolio of approximately 1,800 sites providing significant wireless communications coverage to substantially all Australians throughout all States and Territories. Crown Castle Australia’s customers include major mobile telecommunications carriers such as Optus, Telstra and Vodafone Hutchison Australia; wireless broadband service providers such as NBN Co.; and key emergency service network providers.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s expectations. Such statements include plans, projections and estimates regarding (1) the Transaction, (2) anticipated Transaction proceeds, use of Transaction proceeds and benefits which may be derived therefrom, (3) timing of the Transaction, (4) US dollar to Australia dollar exchange rates, (5) demand for, growth of and opportunities relating to small cells, (6) the US wireless market, (7) CCAL’s contribution to Crown Castle’s financial or operating results, (8) Adjusted EBITDA, and (9) Adjusted Funds from Operations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary

The Foundation for a Wireless World.

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materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

Non-GAAP Financial Measures and Other Calculations

This press release includes presentations of Adjusted EBITDA and Adjusted Funds from Operations (“AFFO”), which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)). Each of the amounts included in the calculation of Adjusted EBITDA and AFFO are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.

Our measures of Adjusted EBITDA and AFFO may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.

Adjusted EBITDA and AFFO are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.

Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.

Funds from Operations (“FFO”). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.

The Foundation for a Wireless World.

CrownCastle.com

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Adjusted Funds from Operations (“AFFO”). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.

Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers’ ongoing quiet enjoyment of the tower.

Tables reconciling these non-GAAP financial measures are shown below. The components in these tables may not sum to the total due to rounding.

CCAL Adjusted EBITDA for the year ending December 31, 2015 is forecasted as follows:

(in millions)	Full Year 2015 Outlook
Net income (loss) (a)	$41 to $67
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$0 to $1
Depreciation, amortization and accretion	$19 to $29
Interest Income	$0 to $1
Benefit (provision) for income taxes	$15 to $20
Stock-based compensation expense	$1 to $5

Adjusted EBITDA (b)	$97 to $102

(a)	Exclusive of the intercompany interest expense
(b)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

The Foundation for a Wireless World.

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News Release continued:	Page 5

CCAL FFO and AFFO for the year ending December 31, 2015 are forecasted as follows:

(in millions)	Full Year 2015 Outlook
Net income (a)	$41 to $67
Real estate related depreciation, amortization and accretion	$17 to $23
Asset write-down charges	$0 to $1
Adjustment for noncontrolling interest (c)	$(13) to $(6)

FFO	$61 to $66

FFO (from above)	$61 to $66
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(30) to $(20)
Straight-line expense	$1 to $5
Stock-based compensation expense	$1 to $5
Non-cash portion of tax provision	$4 to $14
Non-real estate related depreciation, amortization and accretion	$2 to $6
Adjustment for noncontrolling interest	$13 to $6
Capital improvement capital expenditures	$(2) to $(1)
Corporate capital expenditures	$(6) to $(4)

AFFO (b)	$58 to $63

(a)	Exclusive of the intercompany interest expense
(b)	The above reconciliation excludes line items included in our AFFO definition which are not applicable for the periods shown.
(c)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write downs.

The Foundation for a Wireless World.

CrownCastle.com